Exhibit 15(iv) under Form N-1A
                        Exhibit 1 under Item 601/Reg. S-K

                              FIRST PRIORITY FUNDS


                          Amendment No. 1 to Exhibit A
                           to the 12b-1 Agreement with
                       Federated Securities Corp. ("FSC")

Portfolios

      FSC will pay Administrator fees for the following portfolios (the "Funds") effective as of the dates set forth below:

      Name                                            Date

      First Priority Growth Fund                February 26, 1992
         Investment Shares

      First Priority Fixed Income Fund          February 26, 1992
         Investment Shares

      First Priority Treasury Money Market Fund February 26, 1992
         Investment Shares

      First Priority Balanced Fund              January 1, 1998
         Investment Shares

      First Priority Value Fund                 January 1, 1998
         Investment Shares

      First Priority Limited Maturity Government Fund January 1, 1998
         Investment Shares

Administrative Fees

      1. During the term of this Agreement, FSC will pay Administrator a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of .25% for the First Priority Limited Maturity Government Fund, Investment Shares; .30% for the First Priority Growth Fund, Investment Shares; First Priority Fixed Income Fund, Investment Shares; First Priority Balanced Fund, Investment Shares; First Priority Value Fund, Investment Shares; and at the rate of .40% for the First Priority Treasury Money Market Fund, Investment Shares of the average net asset vaue of Shares held during the quarter in accounts for which the Administrator provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Administrator.

      2. For the quarterly period in which the Administrative Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.